SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 17, 2004

FIRST SECURITYFED FINANCIAL, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-23063	36-4177515
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

936 North Western Avenue, Chicago, Illinois		60622
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (773) 772-4500

N/A
(Former name or former address, if changed since last report)

Item 7.		Financial Statements and Exhibits.

	(c)	Exhibits

99.1 Press release dated February 17, 2004 announcing First SecurityFed Financial, Inc.’s net income and earnings for the year ended December 31, 2003.

Item 12.		Selected Financial Information.

On February 17, 2004, First SecurityFed Financial, Inc. issued a press release announcing its net income and earnings for the year ended December 31, 2003.  A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference into this Item 12.

The information contained in this Item 12 or incorporated by reference herein (whether or not furnished pursuant to Item 12) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITYFED FINANCIAL, INC.

Date:	February 19, 2004	By: /s/Julian E. Kulas
Julian E. Kulas
President and Chief Executive
Officer